Exhibit 99.1

N E W S   R E L E A S E

For Immediate Release

Contact:	HemaCare Corporation
Robert S. Chilton, Executive Vice President and Chief Financial Officer
877-310-0717
www.hemacare.com

RELEASE DATE:  March 1, 2010

HEMACARE NAMES VAN DER WAL PRESIDENT AND CEO
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LOS ANGELES - HemaCare Corporation (OTC Bulletin Board: HEMA.OB) today announced that its Board of Directors has named Pete van der Wal as President and Chief Executive Officer effective immediately.  He replaces John Doumitt, who resigned from the positions as well as from the Company’s Board of Directors effective February 26, 2010. Van der Wal, who also joins the Company’s Board of Directors, was previously HemaCare’s Vice President, Sales & Marketing. His previous positions included senior Sales, Marketing, Operations and Business Development roles at Syncor International, as well as President and CEO of Comprehensive Imaging Solutions.
Commenting on the appointment, Steven Gerber, M.D., HemaCare’s Chairman, stated, “I am delighted that Pete has accepted this position.  Having worked with Pete at Syncor before he joined HemaCare, and having seen him in action since his arrival at HemaCare, I am confident that his leadership will enable the Company to build on its solid foundation of excellent customer service to achieve sustained growth and profitability”.
About HemaCare Corporation
Founded in 1978, HemaCare Corporation is a provider of blood products and therapeutic services to the healthcare industry.  Licensed by the FDA and accredited by the AABB, the Company focuses on the customized collection and delivery of human blood-related products.  For more information about the Company, visit http://www.hemacare.com.
Safe Harbor Provision
This press release contains forward-looking statements made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this news release include statements that Mr. van der Wal’s leadership will enable the Company to build on its solid foundation of excellent customer service to achieve sustained growth and profitability. Forward-looking statements are not guarantees of future performance and are inherently subject to uncertainties and other factors which could cause actual results to differ materially from the forward-looking statement. These statements are based upon, among other things, assumptions made by, and information currently available to, management.  These and other risks are more fully described in the Company's filings with the Securities and Exchange Commission, including the Company's most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which should be read in conjunction herewith for a further discussion of important factors that could cause actual results to differ materially from those in the forward-looking statements.  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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